Exhibit 10.1

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.

                  9.75% CONVERTIBLE TRUST PREFERRED SECURITIES

                               PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT (this "Agreement") is made as of June 28, 2007, by and among American Home Mortgage Investment Corp., a Maryland corporation (the "Company"), AHM Capital Trust I, a Delaware statutory trust (the "Trust", and together with the Company, the "Sellers"), the purchasers identified on
Schedule I hereto, as purchasers (collectively, the "Purchasers") and the Company, as guarantor (in such capacity, the "Guarantor").

                                    RECITALS

        WHEREAS, the Company has authorized the issuance and sale by the Trust of up to $125,000,000 aggregate principal amount of 9.75% Convertible Trust Preferred Securities (the "Trust Preferred Securities"), and the Sellers propose, subject to the terms and conditions stated herein, that the Trust issue and sell on the Closing Date (as defined below) $125,000,000 in aggregate principal amount of the Trust Preferred Securities to the Purchasers;

        WHEREAS, the Trust's obligations under the Trust Preferred Securities, with respect to payment of distributions on the Trust Preferred Securities, if and to the extent that the Trust has funds available to pay the distributions, will be guaranteed by the Guarantor (the "Guarantee"), pursuant to a Guarantee Agreement, dated June 28, 2007 (the "Guarantee Agreement") between the Guarantor and Wilmington Trust Company, as trustee (the "Guarantee Trustee");

        WHEREAS, the offer and sale of the Trust Preferred Securities, the Guarantee and the Underlying Securities (as defined below) will not be registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), in reliance on an exemption therefrom;

        WHEREAS, the entire proceeds from the sale of the Trust Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase ($128,866,000) in principal amount of the junior subordinated convertible debentures of the Company (the "Junior Subordinated Debentures");

        WHEREAS, the Trust Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Declaration of Trust (the "Trust Agreement"), dated as of the Closing Date, among the Company, as depositor, Wilmington Trust Company, as property trustee (in such capacity, the "Property Trustee"), Wilmington Trust Company, as Delaware trustee (in such capacity, the "Delaware Trustee"), the Administrative Trustees named therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust, and the Trust Preferred Securities will be convertible into shares (the "Underlying Securities") of common stock of the Company, par value $0.01 per share (the "Common Stock"), on the terms, and subject to the conditions, set forth in the Indenture;

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        WHEREAS, the Junior Subordinated Debentures will be issued pursuant to an indenture (the "Indenture") to be dated as of the Closing Date between the Company and Wilmington Trust Company, as Trustee (the "Indenture Trustee"); and

        WHEREAS, the Purchasers will be entitled to the benefits of a Registration Rights Agreement substantially in the form attached as Exhibit A hereto covering the Underlying Securities to be dated as of the Closing Date by and among the Company, the Guarantor and the Purchasers (the "Registration Rights Agreement" and, together with this Agreement, the Indenture, the Guarantee, the Trust Agreement and the Securities, the "Transaction Documents").

        The Trust Preferred Securities, the Common Securities and the Junior Subordinated Debentures are collectively referred to herein as the "Securities." All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the Indenture.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Agreement to Sell and Purchase.

               (a) Trust Preferred Securities. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement, the Sellers agree that the Trust shall issue and sell $125,000,000 aggregate principal amount of the Trust Preferred Securities to the Purchasers, and the Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, severally agree to purchase from the Sellers the aggregate principal amount of Trust Preferred Securities set forth opposite their name on Schedule I hereto at a purchase price of 100% of the principal amount thereof (the "Purchase Price"). The Trust shall use the Purchase Price, together with the proceeds from the sale of the Common Securities to purchase the Junior Subordinated Debentures from the Company.

        2. Closing.

               (a) Trust Preferred Securities. Payment for the Trust Preferred Securities shall be made by the Purchasers to the Sellers by wire transfer in immediately available funds to an account specified in writing by the Sellers to the Purchasers in United States dollars in cash or other funds immediately available in New York City against delivery to the Purchasers of the Trust Preferred Securities purchased by such Purchaser at 10:00 a.m., New York City time, on June 28, 2007, or at such other time on the same or such other date as shall be mutually agreed upon by the Sellers and the Purchasers. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

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        3. Representations and Warranties. The Company and the Trust, jointly and severally, represent and warrant to the Purchasers as of the date hereof and as of the Closing Date the following:

               (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act), nor any person acting on its or their behalf, has directly, or through any agent, sold, offered for sale, solicited offers to buy, or otherwise approached or negotiated with, any Person in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require (i) the registration under the Securities Act of the issuance of any of the Securities contemplated hereby or (ii) the approval of the stockholders of the Company in accordance with the rules and regulations of the New York Stock Exchange, Inc. (the "NYSE").

               (b) Neither the Company, nor the Trust, nor any of their Affiliates or any person acting on its or their behalf, has offered or sold any of the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

               (c) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

               (d) Neither the Company nor the Trust, nor any of their Affiliates, is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

               (e) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation in connection with the transaction contemplated hereby, except for the structuring fee to be paid to Marathon Asset Management, LLC pursuant to a Fee Agreement dated June 27, 2007 between the Company and Marathon Asset Management, LLC in connection with the purchase by certain investment funds managed by Marathon of Trust Preferred Securities.

               (f) The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801, et seq. (the "Statutory Trust Act"), with all requisite power and authority to own property and to

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        conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Transaction Documents to which it is a party. The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect or prospective material adverse effect on the condition (financial or otherwise), earnings, business, assets and liabilities of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Transaction Documents and agreements and instruments incidental to the transactions contemplated by this Agreement. The Trust has no liabilities or obligations other than those arising out of the transactions contemplated by the Transaction Documents. The Company and the Trust intend to treat the Trust for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

               (g) The Trust Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement and other documents and agreements related to the transactions contemplated hereby.

               (h) The Guarantee of the Guarantor and the Guarantee Agreement have been duly authorized by all necessary corporate action by the Company and, when duly executed and delivered in accordance with the terms of the Indenture, the Guarantee and the Guarantee Agreement will be the legally valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (i) Upon issuance and delivery of the Securities in accordance with this Agreement and the Transaction Documents, the Securities will be convertible at the option of the holder thereof into the Underlying Securities in accordance the terms of the Transaction Documents; the Underlying Securities issuable upon conversion of the Securities have been duly authorized and the initial number of shares into which the Securities are convertible have been reserved for issuance and, when issued upon conversion of the Securities in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

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               (j) The Registration Rights Agreement has been duly authorized by the Company and the Guarantor and when executed and delivered by the Company and the Guarantor (assuming the due authorization, execution and delivery thereof by the Purchasers) shall constitute a legal, valid and binding agreement of the Company and the Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

               (k) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (l) The Common Securities have been duly authorized for issuance by the Trust pursuant to the Trust Agreement and, when duly issued and executed in accordance with the Trust Agreement and delivered by the Trust to the Company against payment therefor in accordance with the Common Securities Subscription Agreement therefor, will be validly issued, fully paid and non-assessable undivided common beneficial ownership interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and on the Closing Date, all of the issued and outstanding Common Securities of the Trust will be owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, equitable right or encumbrance of any kind ("Lien").

               (m) The Trust Preferred Securities have been duly authorized for issuance by the Trust pursuant to the Trust Agreement and, when duly issued, executed and authenticated in accordance with the Trust Agreement and delivered by the Trust against payment therefor as provided herein, will be validly issued, fully paid and non-assessable undivided preferred beneficial ownership interests in the assets of the Trust; the issuance of the Trust Preferred Securities will not be subject to preemptive or other similar rights; and the Trust Preferred Securities will be in the form contemplated by, and entitled to the benefits of, the Trust Agreement.

               (n) The Junior Subordinated Debentures have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust

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

        against payment therefor in accordance with the Junior Subordinated Debenture Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (o) This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

               (p) Neither the issue and sale of the Securities, nor the purchase of the Junior Subordinated Debentures by the Trust, nor the execution and delivery of and compliance with the Transaction Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with, result in any breach of, or constitute default under (or constitute any event which with notice, lapse of time or both, would constitute a breach of, or default under) (A) any provision of the Trust Agreement or the articles of incorporation, charter or organizational documents, as applicable, and of the bylaws, and all amendments and supplements thereto (collectively, the "Charter Documents") of the Company or any subsidiary of the Company or (B) any federal, state, local or foreign law, rule or regulation or any decree, judgment or order of any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency (collectively, the "Governmental Entities") applicable to the Trust or the Company or any of its subsidiaries or their respective properties or assets, (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or
        (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clauses (i)(B) and (ii) above, for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, individually or in the aggregate, adversely affect the consummation of the transactions contemplated by the Transaction Documents and (Y) would not, individually or in the aggregate, have a material adverse effect or prospective material adverse effect on the condition (financial or otherwise), earnings, business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a "Material Adverse Effect") or (iii) require an approval, authorization, consent or order of or filing with any Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

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               (q) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of its respective jurisdiction of incorporation or organization, with full corporate power or limited liability company power and authority, as the case may be, to own its respective properties and conduct its respective business it transacts and proposes to transact.

               (r) The Company and each of its subsidiaries are duly qualified in or licensed by each jurisdiction in which they conduct their respective businesses, and the Company and each of its subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate would not have a Material Adverse Effect. No subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary's capital stock or from repaying to the Company or any other subsidiary any amounts which may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any such subsidiary's property or assets to the Company or to any other subsidiary and the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association except as have been disclosed to the Purchasers.

               (s) Each of the Trust, the Company and each of the Company's subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as now being conducted, except to the extent that any failure to have any such licenses, authorizations, consents and approvals, to make such filings or to obtain such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; neither the Trust, the Company nor any of the Company's subsidiaries has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment of any Governmental Entity applicable to the Company, the Trust or any of the Company's subsidiaries the effect of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

               (t) All of the outstanding shares of capital stock of the Company and its subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; all of the issued and outstanding capital stock of the subsidiaries of the Company are directly or indirectly owned of record and beneficially by the Company, free and clear of any Lien, claim or equitable right.

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               (u) Neither the Company nor any of its subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under)
        (i) its respective Charter Documents or (ii) in the performance or observance of any covenant contained in any license, indenture, mortgage, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by any of them or their respective properties is bound, except for such breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

               (v) There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or the Trust, threatened against the Trust or the Company or any of the Company's subsidiaries or any of their respective officers and directors or to which the properties or assets or rights of any such entity are subject, at law or in equity, before or by any Governmental Entity which could result in a judgment, decree, award or order having a Material Adverse Effect or preventing the consummation of the transactions contemplated by the Transaction Documents; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

               (w) Deloitte & Touche LLP, the accountants of the Company who certified the Audited Financial Statements (as defined below) are and were, during the periods covered by their reports independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

               (x) The audited consolidated financial statements (including the notes thereto) of the Covered Entities (as defined below) for the fiscal year ended December 31, 2006 (the "Audited Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended March 31, 2007 (the "Interim Financial Statements") provided to the Purchasers are the most recent available audited and unaudited consolidated financial statements of the Covered Entities, respectively, and fairly present in all material respects in accordance with United States generally accepted accounting principles ("GAAP"), the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entitles for the periods specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in such Audited Financial Statements or Interim Financial Statements, as applicable, fairly present the information shown therein.

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               (y) None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Audited Financial Statements or the Interim Financial Statements (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements and
        (iii) taxes not yet due and taxes being contested through appropriate proceedings for which reserves are maintained in accordance with GAAP.

               (z) Since the respective dates of the Audited Financial Statements and the Interim Financial Statements and except as disclosed in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there has not been (A) any Material Adverse Effect, (B) any transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common and preferred stock.

               (aa) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the "Exchange Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and, at the date of this Agreement and on the Closing Date, when taken together, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party. The Company is in compliance in all material respects with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

               (bb) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, except those which would not, individually or in the aggregate, have a Material Adverse Effect.

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               (cc) No approval, authorization, consent or order of or filing with any Governmental Entity is required in connection with the execution, delivery and performance by the Trust or the Company of their respective obligations under the Transaction Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Transaction Documents, including the issuance and sale of the Securities, other than those that have been made or obtained.

               (dd) The Company has good and marketable title in fee simple to its real property at (i) 538 Broadhollow Road, Melville, New York 11747 and (ii) 950 North Elmhurst Road, Mt. Prospect, Illinois 60056, free and clear of all Liens, except for such Liens or defects in title which would not, individually or in the aggregate, have a Material Adverse Effect; any real property and buildings held under lease by the Company or any subsidiary are held under valid, existing and enforceable leases, except for any exceptions which would not, individually or in the aggregate, have a Material Adverse Effect; and the Company or an affiliate of the Company has good and marketable title to all of its personal property, free and clear of all Liens, except for such Liens or defects in title which would not, individually or in the aggregate, have a Material Adverse Effect;

               (ee) The Company has met and meets requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company expects, so long as its Board of Directors deems it to be in the best interests of the Company, to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2007 and succeeding taxable years.

               (ff) Neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

               (gg) Each of the Company and its subsidiaries has filed on a timely basis all necessary Tax Returns (as defined below) required to be filed through the date hereof, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the its subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no material federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms "Tax" or "Taxes" mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and
        (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "Tax Returns" means all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

               (hh) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. (i) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management's general or specific authorization and
        (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) the Company maintains a system of "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) under the Exchange Act).

               (ii) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company's or its subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Within the past twelve months, neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

               (jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the senior executive officer's of the Company, any officer or director purporting to act on behalf of the Company or any of its subsidiaries has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of its subsidiaries sells or from which the Company or any of its subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of its subsidiaries, (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries or (v) made any other payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed to the Purchasers.

               (kk) The information provided by the Company and the Trust pursuant to this Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (ll) Subject to compliance by the Purchasers with the representations and warranties contained in Section 4 hereof and the Purchasers' compliance with the transfer procedures and restrictions set forth in the Transaction Documents, it is not necessary in connection with the offer, issuance, sale and delivery of the Trust Preferred Securities in the manner contemplated by this Agreement and the other Transaction Documents to register the offer or sale of any of the Securities, Guarantee or Underlying Securities under the Securities Act or to qualify the Indenture, the Trust Agreement or the Guarantee Agreement under the Trust Indenture Act of 1939, as amended (the "1939 Act").

               (mm) Neither the Company, nor any of its subsidiaries nor any of their officers or directors or any of their affiliates has, since June 1, 2007, taken, or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that caused or resulted in, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

               (nn) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE under the symbol "AHM", and the Company has not taken any action designed to or reasonably likely to result in the termination of the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the NYSE.

               (oo) The Trust Preferred Securities are eligible for resale pursuant to Rule 144A and will not be, on the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

               (pp) (i) The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company is required to provide notice under Section 4043 of ERISA and would have any liability, except where such liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) with respect to any "pension plan" (other than a "multiemployer plan" (as defined in ERISA)), the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, such "pension plan," or under Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"), and (b) with respect to any "pension plan" that is a "multiemployer plan," the Company has not received notice that the Company has incurred liability under Title IV of ERISA with respect to termination of, or withdrawal from, such "pension plan," or under
        Section 412 or 4971 of the Code; (iv) except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each "pension plan" (other than a "multiemployer plan") for which the Company and each of the Guarantors would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and (v) except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred with respect to any "pension plan" (other than a "multiemployer plan") for which the Company and each of the Guarantors would have any liability.

               (qq) Other than the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

               (rr) American Home Bank, as of March 30, 2007 and after giving effect to the issuance of the Trust Preferred Securities, (A) was and will continue to be (i) "well capitalized" (as such term is defined for purposes of 12 C.F.R. 567.1 et seq.) with respect to its "Tier 1" capital and total capital requirements and (ii) "adequately capitalized" (as such term is defined for purposes of 12 C.F.R. 567.1 et seq.) with respect to its leverage ratio and (B) satisfied and will continue to satisfy all applicable rules and regulations of the Office of Thrift Supervision (the "OTS") and meet all applicable minimum capital requirements established by the OTS.

Each Purchaser acknowledges and agrees that the Company has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.

        4. Representations and Warranties of the Purchasers. The Purchasers severally represent and warrant to, agree with, and with respect to (g) through
(k) covenant to, the Company and the Trust as follows:

               (a) Such Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

               (b) Such Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

               (c) Neither such Purchaser, nor any of such Purchaser's affiliates, nor any person acting on such Purchaser's or such Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Trust Preferred Securities.

               (d) Such Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) such Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and such Purchaser agrees to the legends and transfer restrictions applicable to the Securities contained in the Indenture, and (iii) such Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities indefinitely.

               (e) Each Purchaser has all requisite (i) power and authority to execute, deliver and perform the Transaction Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

               (f) This Agreement has been duly authorized, executed and delivered by such Purchaser and no approval, authorization, consent or order or filing with any Governmental Agency having jurisdiction over such Purchaser, other than those that have been made or obtained, is required in connection with the performance by such Purchaser of its obligations under this Agreement or the consummation the transactions contemplated herein.

               (g) The Purchaser represents and warrants that it will provide a properly completed and executed IRS Form W-9, W-8BEN, W-8ECI, or W-8IMY or any successor thereto (with all appropriate attachments), that eliminates U.S. federal withholding tax and backup withholding tax on payments under the Trust Agreement prior to the first payment date on the Preferred Securities, promptly upon the request of the Property Trustee, and prior to any such form previously provided by it becoming obsolete or incorrect.

               (h) The Purchaser represents and warrants that it will, unless otherwise required by law, (i) treat the Trust as a grantor trust for U.S. federal income tax purposes, (ii) treat the Securities as undivided beneficial ownership interests in the Trust Property for U.S. federal income tax purposes, and (iii) treat the Notes as indebtedness of the Company for U.S. federal income tax purposes.

               (i) The Purchaser intends that the Trust is, and under current law will continue to be, classified for U.S. federal income tax purposes as a grantor trust and not as a business entity or as an association or publicly traded partnership taxable as a corporation and the Purchaser agrees not to take any action inconsistent with such intention, unless otherwise required by law.

               (j) If the Purchaser is not a United States Person for U.S. federal income tax purposes (a "U.S. Person"), then the Purchaser will irrevocably appoint a U.S. Person with discretionary powers to act as its agent with respect to consents and other votes under the Preferred Securities held by the Purchaser, at such time that any such consent or other vote arises under the Trust Agreement. Note: Purchasers that are not U.S. Persons are required to irrevocably appoint a U.S. Person with discretionary authority as their agent with respect to any matter that requires consent or a vote at such time that any such consent or other vote arises under the Trust Agreement. Any successor agent of a foreign purchaser must also be a U.S. Person.

               (k) None of the Purchasers is treated as a pension plan for U.S. federal income tax purposes.

               (l) The Purchasers acknowledge and agree that they are subject to the ownership limits as applicable to the common stock and the equity stock of the Company, generally, pursuant to the Charter of the Company and the Indenture, including any remedies available to the Company for any violation of such ownership limits.

               The Sellers acknowledge and agree that the Purchasers have not made, and do not make, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.

        5. Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally covenant and agree with the Purchasers as follows:

               (a) During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 3 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

               (b) Until the expiration of two years after the original issuance of the Trust Preferred Securities, the Company will not (directly or through a subsidiary), and will use its reasonable efforts to cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the Securities Act) not to, purchase or agree to purchase or otherwise acquire any

        Trust Preferred Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any such affiliate shall submit such Trust Preferred Securities for cancellation.

               (c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchasers) to, resell any Trust Preferred Securities that have been acquired by any of them.

               (d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act or require stockholder approval under the rules and regulations of the NYSE and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the NYSE with the issuance of Securities contemplated hereby.

               (e) Following the effectiveness of a registration statement relating to the Underlying Securities, the Company and the Trust will arrange to file a supplemental listing application and use its best efforts to have the Underlying Securities approved for listing by the NYSE in accordance with its rules and regulations.

               (f) The Company and the Trust will arrange for the qualification of the Trust Preferred Securities for sale under the laws of such jurisdictions as the Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Trust Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchasers of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Trust Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

               (g) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

               (h) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

               (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Trust will pay or cause to be paid all fees, costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, authorization, issuance, sale, execution, authentication and delivery of the Securities, including any expenses of the Trustee and any taxes payable in connection therewith,
        (ii) payable to rating agencies in connection with any rating of the Securities, (iii) incurred in connection with the qualification of the Securities for sale under state securities laws, (iv) in connection with the approval of the Underlying Securities for listing on the NYSE, (v) in connection with the admission for trading of the Securities in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") system of the National Association of Securities Dealers ("NASD"). In addition to the foregoing (and without duplication), the Company agrees to pay the Purchasers their actual out-of-pocket expenses incurred in connection with the negotiation, due diligence and documentation of the Transaction Documents and the transactions contemplated thereby, including the fees and expenses of counsel to the Purchasers, and of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust. Except as expressly set forth in this Section 5(i) and in Sections 8, 11 and 13, the Company shall have no obligation to pay any costs and expenses of the Purchasers (except as set forth in the Registration Rights Agreement).

               (j) For so long as the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Company and the Trust will make available to the Purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto), unless the Company is then subject to and in compliance with Section 13 or 15(d) under the Exchange Act.

               (k) The Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the issuance of the Securities contemplated hereby.

               (l) The Company will use its best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of The Depository Trust Company and eligible for trading on PORTAL.

               (m) The Company's Board of Directors will reserve and keep available, free of pre-emptive rights, not less than 10,500,000 shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Trust Preferred Securities. The number of shares of Common Stock authorized and kept available by the Company's Board of Directors shall be adjusted in accordance with the conversion rate adjustments specified in the Indenture such that there will always be a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Trust Preferred Securities.

               (n) The Company will file a Current Report on Form 8-K, in the form required by the Exchange Act, relating to the transactions contemplated by the Transaction Documents which also discloses certain information about the quarterly period ending on June 30, 2007 to the Purchasers' reasonable satisfaction; except for certain information to be included in the Current Report on Form 8-K referred to in this sentence, the Company covenants and agrees that neither it nor any other person or entity acting on its behalf has provided or will provide the Purchasers or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchasers shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

               (o) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchasers, the holders of the Securities, and the prospective purchasers designated by the Purchasers and such holders, from time to time, of the Securities.

               (p) The Company will use its best efforts to meet the requirements to qualify as a REIT under Sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2007 (and each fiscal quarter of such year) and succeeding taxable years, unless and until the Company's Board of Directors determines that it is not in the best interests of the Company's shareholders to so qualify.

               (q) Neither the Company nor the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party.

               (r) The Company agrees, (i) if the Company applies to have the Common Stock traded on any other national or regional securities exchange or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded (a "Trading Market"), it will include in such application the Underlying Securities, and will take such other action as is necessary or desirable to cause the Underlying Securities to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

               (s) The Company agrees that it will comply with all the terms and conditions of the Registration Rights Agreement.

        6. Conditions to the Purchasers' Obligations. The obligation of each of the Purchasers hereunder to purchase the Trust Preferred Securities on the Closing Date is subject to the performance by the Company and the Trust of their respective obligations hereunder and to the following additional conditions:

               (a) The representations and warranties of the Company and the Trust set forth in Section 3 above are true and correct in all material respects (except for those representations and warranties already qualified by materiality, which such representations and warranties shall be true and correct in all respects) on and as of the Closing Date as if made on and as of the Closing Date and the Company and the Trust shall have complied in all material respects with all agreements and satisfied all conditions on each of their respective part to be performed or satisfied at or prior to the Closing Date.

               (b) The Purchasers shall have received on and as of the Closing Date a certificate of the Company, signed by the Chief Executive Officer, President, or an Executive Vice President, and the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company with specific knowledge about the Company's financial matters, satisfactory to the Purchasers, to the effect set forth in Section 6(a) and to the further effect that except as disclosed in the Exchange Act Documents filed as of the date hereof, there has not occurred any Material Adverse Effect since the date of the Interim Financial Statements.

               (c) The Trust shall have furnished to the Purchasers a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, to the effect set forth in
        Section 6(a).

               (d) On the Closing Date, the Purchaser shall have received the favorable opinion, dated as of the Closing Date, of (i) Cadwalader Wickersham & Taft LLP, special counsel for the Company and the Trust,
        (ii) Ballard Spahr Andrews & Ingersoll, special Maryland counsel to the Company, and (iii) Alan B. Horn Esq., General Counsel of the Company, in form and substance satisfactory to the Purchaser and counsel for the Purchaser, to the extent set forth in Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the officers of the Company and certificates of public officials.

               (e) On the Closing Date, the Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Cadwalader Wickersham & Taft LLP, special tax counsel for the Company and the Trust, in form and substance satisfactory to the Purchasers and counsel for the Purchasers, to the extent set forth in Exhibit B hereto.

               (f) On the Closing Date, the Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Morris James LLP, special Delaware counsel for the Company and the Trust, in form and substance satisfactory to the Purchasers and counsel for the Purchasers, to the extent set forth in Exhibit C hereto.

               (g) On the Closing Date, the Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Morris James LLP, counsel for the Property Trustee, the Guarantee and the Indenture Trustee, in form and substance satisfactory to the Purchasers and counsel for the Purchasers, to the extent set forth in Exhibit D hereto.

               (h) The Purchasers shall have received on or before the Closing Date a letter, signed by Michael Strauss in the form set forth in Exhibit E hereto.

               (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any public notice have been given of (i) any intended downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; for the avoidance of doubt, the foregoing provisions of this Section 6(i) shall not apply to any collateralized debt obligations or other securitization structures sponsored by the Company where the Company is not a guarantor of the obligations of such financing vehicles.

               (j) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall have been no suspension or material limitation of trading in the Common Stock on the NYSE.

               (k) The Trust Preferred Securities shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase.

               (l) Each of the Company and the Trust shall have duly executed each of the other Transaction Documents.

               (m) The Purchasers shall have received on and as of the Closing Date a certificate of the Secretary of the Company in customary form; and all proceedings taken by the Company or the Trust in connection with the issuance and sale of the Trust Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Purchasers.

               (n) The Company, the Trust and each "significant subsidiary" (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act) of the Company listed on Schedule II hereto (each such subsidiary a "Significant Subsidiary"), shall have delivered to the Purchasers one or more certificates evidencing the incorporation or formation and good standing of each of the Company, the Trust and each Significant Subsidiary in its respective state of incorporation or formation issued by the Secretary of State of such state of incorporation or formation as of a date within 10 days of the Closing Date.

               (o) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary to be obtained prior to the Closing Date for the sale of the Trust Preferred Securities.

               (p) The Company and the Trust shall have delivered to the Purchasers such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their counsel may reasonably request.

        7. Conditions to the Company's and the Trust's Obligations. The obligations of the Company and the Trust hereunder to issue and sell the Trust Preferred Securities to each Purchaser on the Closing Date, are subject to the performance by the Purchasers of all of their respective obligations hereunder, the accuracy in all material respects of the representations and warranties of the Purchasers contained herein on and as of the Closing Date, as if made on and as of the Closing Date and the due execution by the Purchasers of all other Transaction Documents to which the Purchasers are parties.

        8. Indemnity and Contribution. The Company and the Trust agree to indemnify and hold harmless each Purchaser and its respective directors, officers, partners, employees, members, representatives and agents and each person, if any, who controls each Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities, including without limitation the reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim, as incurred, arising from any breach of any representation, warranty, covenant or agreement made by it in this Agreement (collectively, "Liabilities").

        If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraph, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding; provided, however, that failure to so notify the Indemnifying Person shall not relieve such Indemnifying Person from any liability hereunder except to the extent the Indemnifying Person is prejudiced as a result thereof. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary,
(ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person, the Indemnifying Person proposes to have the same counsel represent it and the Indemnified Person, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) separate from their own counsel for all Indemnified Persons and that all such fees and expenses actually incurred shall be promptly reimbursed upon delivery to the Indemnifying Person of reasonable documentation therefor setting forth such expenses in reasonable detail.

        The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any Liabilities by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party as contemplated by this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 60 business days after receipt by the Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days' prior notice of its intention to settle and the material terms of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and no admission of fault on the part of the Indemnified Party.

        The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

        In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an Indemnified Party in respect of any Liabilities, each Indemnifying Party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities, including legal or other expenses incurred, as incurred, in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the breach that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, any equitable considerations appropriate in the circumstances. The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph. For purposes of this paragraph, each person, if any, who controls any of the Purchasers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        The indemnity agreements and contribution provisions contained in this
Section 8 and the representations and warranties of the Company, the Trust and the Purchasers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser or any person controlling any Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

        9. Purchasers' Participation Right.

               (a) Right. In the event that, within two years from the date of this Agreement, the Company proposes to issue equity securities, equity-linked securities or other securities exercisable for or convertible into equity securities (other than Excluded Issuances set forth in Section 9(c) below), the Company shall offer each Purchaser the opportunity to purchase (which purchase right may be exercised by one or more Purchasers or any Affiliate of a Purchaser), on terms no less favorable than the most favorable terms provided to investors in such offering, up to an aggregate maximum for all Purchasers of 10% of the securities being offered by the Company ("Pro Rata Portion"); for the avoidance of doubt, any Purchaser or any Affiliate of a Purchaser participating in any such offering by the Company will not be entitled to receive any underwriting discount which any underwriter, initial purchaser or other distribution agent in connection with such offering is entitled to receive.

               (b) Procedure for Exercise.

               (i) The Company shall deliver to each Purchaser as soon as practicable, but in no event less than three (3) Business Days prior to the expected settlement date of any proposed or intended issuance or sale or exchange of securities, a written notice (the "Offer Notice") of any such proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") pursuant to
        Section 9(a) above, which Offer Notice shall (x) identify and describe the Offered Securities, (y) describe the most favorable terms of such offering, and the number or amount of the Offered Securities to be issued, sold or exchanged, specify the expected settlement date and (z) offer to issue and sell to or exchange with such Purchasers a Pro Rata Portion of the Offered Securities allocated among such Purchasers based on such Purchaser's pro rata portion of the aggregate principal amount of Securities purchased hereunder (the "Basic Amount"), and with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

               (ii) To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company no later than three (3) Business Days prior to the expected settlement date specified in the Offer Notice (the "Offer Period"), setting forth the portion of such Purchaser's Basic Amount, if any, that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the

        Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only such portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the nearest whole $1,000 to the extent its deems reasonably necessary.

               (iii) The Company shall have ten Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities"), only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

               (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 9(b)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that each Purchaser elected to purchase pursuant to Section 9(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Purchasers pursuant to Section 9(b)(iii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 9(b)(i) above.

               (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 9(b)(iii) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer.

               (c) Excluded Issuances. The participation rights set forth in this Section 9 shall not apply to the following issuances (the "Excluded Issuances"): (i) the sale of the Securities under this Agreement or the issuance of the Underlying Securities, (ii) the grant by the Company of employee, director or consultant stock options, (iii) the grant or issuance by the Company of Common Stock options or warrants to as full or partial payment of a customary advisory fee payable to a nationally recognized bank or investment bank in connection with a strategic transaction or financing, (iv) the grant of warrants exercisable solely for cash at a premium to the then current market price of the Common Stock, which warrants are not a principal component of an asset based financing with a national recognized commercial banking institution making asset based loans in the ordinary course of its business, (v) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph,
        (vi) the issuance by the Company of any shares of Common Stock pursuant to its dividend reinvestment plan, (vii) securities issued in connection with strategic acquisitions by the Company involving the exchange of the Company's stock for the stock of other entities, and (viii) over-allotment options exercised by any underwriter, initial purchaser or other distribution agent in connection with the issuance by the Company of any equity securities, equity-linked securities or other securities exercisable for or convertible into equity securities.

        10. [Reserved]

        11. Termination. The Purchasers may terminate this Agreement by notice given to the Company and the Trust executed by the Purchasers purchasing more than 50% of the aggregate principal amount of the Securities hereunder as set forth in Schedule I hereto (except in the case of clauses (i) and (vii), which termination right may be exercised by each Purchaser as to itself but not the other Purchasers), if prior to the Closing Date (i) in the sole judgment of a Purchaser a Material Adverse Effect shall have occurred between the date hereof and the Closing Date, (ii) a downgrading shall have occurred in the rating accorded to the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 436(g)(2) under the Securities Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, (iii) the Trust shall be unable to sell and deliver to the Purchasers at least $125,000,000 stated liquidation value of Trust Preferred Securities, (iv) trading in any securities of or guaranteed by the Company or securities generally on the NYSE, American Stock Exchange or the NASDAQ Stock Market shall have been suspended or materially limited, (v) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (vi) a banking moratorium shall have been declared either by federal or New York State authorities, (vii) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, declaration by the United States of a national emergency or war or other calamity or crisis, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (C) any material change in the financial markets of the United States which, in the case of (A),
(B) or (C) above and in the judgment of a Purchaser, makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement or
(viii) the failure of the Company to satisfy the conditions set forth in Section 6 of this Agreement.

        12. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        13. Reimbursement. If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Purchasers' obligations cannot be fulfilled, the Company agrees to reimburse the Purchasers for all out of pocket expenses (including the reasonable fees and expenses of its counsel) incurred by the Purchasers in connection with this Agreement or the issuance of Securities contemplated hereunder.

        14. Parties. This Agreement shall inure to the benefit of and be binding upon the Trust, the Company, the Guarantor and the Purchasers, any controlling persons referred to herein and their respective successors and, with respect to the Purchasers, their Permitted Assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Purchasers shall be deemed to be a successor by reason merely of such purchase, and rights under this Agreement may be assigned by the Purchasers only to Permitted Assigns. For purposes of this Section 14, "Permitted Assigns" shall mean: (i) an "affiliate" (as defined in Rule 501(b) of Regulation D) of such Purchaser to whom Securities are assigned and (ii) a pledgee (or a transferee of such pledgee) that succeeds to the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

        15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger. Notices to the Purchasers shall be given to:

                      Marathon Asset Management, LLC
                      461 Fifth Avenue, 11th Floor
                      New York, NY 10017
                      Telephone: (212) 381-4461
                      Facsimile: (212) 381-0012
                      Attention: Andrew H. Rabinowitz, Esq., CPA

               With a copy to (solely for informational purposes):

                      Sidley Austin LLP
                      787 Seventh Avenue
                      New York, New York 10019
                      Telephone: (212) 839-5360
                      Facsimile: (212) 839-5599
                      Attention: Robert Mandell, Esq.

Notices to the Company or the Guarantor shall be given to the Company at:

                      American Home Mortgage Investment Corp.
                      538 Broadhollow Road
                      Melville, New York  11747
                      Telephone: (516) 620-1099

                      Facsimile: (516) 949-3929
                      Attn: Chief Executive Officer

               With a copy to (solely for informational purposes):

                      Cadwalader, Wickersham & Taft LLP
                      One World Financial Center
                      New York, New York  10281
                      Telephone: (212) 504-6057
                      Facsimile: (212) 504-6666
                      Attention: Louis J. Bevilacqua, Esq.

        16. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, is an arm's-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) and no Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

        17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. To the fullest extent permitted by applicable law, the Company and the Guarantors hereby irrevocably submit to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        18. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        19. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

        20. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        21. Amendments and Waivers. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

        22. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

        23. Survival. The respective representations, warranties, covenants and agreements of the Company and the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

        24. Independence of Purchasers. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Purchasers pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Purchasers confirm that they have or legal counsel has on their behalf independently participated in the negotiation of the transaction contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Purchaser to be joined as an additional party in any proceeding for such purpose.

                            (SIGNATURE PAGES FOLLOW)

        If the foregoing is in accordance with your understanding of our agreement, please sign and return four counterparts hereof.

                            Very truly yours,

                            COMPANY:

                            AMERICAN HOME MORTGAGE INVESTMENT CORP.

                            By: /s/Alan B. Horn
                               -------------------------------------------------
                               Name: Alan B. Horn
                               Title: Executive Vice President, General Counsel
                                  & Secretary

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return four counterparts hereof.

                            TRUST:

                            AHM CAPITAL TRUST I

                            By: /s/Alan B. Horn
                               -------------------------------------------------
                               Name: Alan B. Horn
                               Title: Administrative Trustee

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return four counterparts hereof.

                            GUARANTOR:

                            AMERICAN HOME MORTGAGE INVESTMENT CORP.

                            By: /s/Alan B. Horn
                               -------------------------------------------------
                               Name: Alan B. Horn
                               Title: Executive Vice President, General Counsel
                                  & Secretary

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return four counterparts hereof.

                            PURCHASER:

                            MARATHON SPECIAL OPPORTUNITY MASTER FUND LTD.
                            By: MARATHON ASSET MANAGEMENT, LLC

                            By: /s/ Louis Hanover
                               -------------------------------------------------
                               Name: Louis Hanover
                               Title: Authorized Signatory

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return four counterparts hereof.

                            PURCHASER:

                            MARATHON GLOBAL CONVERTIBLE MASTER FUND LTD.
                            By: MARATHON ASSET MANAGEMENT, LLC

                            By: /s/ Louis Hanover
                               -------------------------------------------------
                               Name: Louis Hanover
                               Title: Authorized Signatory

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                   Schedule I

                             Schedule of Purchasers

                                                             Trust Preferred
Name and Address of Each Purchaser                              Securities
----------------------------------                           ---------------
Marathon Special Opportunity Master Fund, Ltd. ...........     $100,000,000
c/o Marathon Asset Management, LLC
461 Fifth Avenue, 11th Floor
New York, NY 10017
Attention: Andrew H. Rabinowitz, Esq., CPA

Marathon Global Convertible Master Fund, Ltd. ............      $25,000,000
c/o Marathon Asset Management, LLC
461 Fifth Avenue, 11th Floor
New York, NY 10017
Attention: Andrew H. Rabinowitz, Esq., CPA                   ---------------
TOTAL                                                          $125,000,000
                                                             ---------------
                                                             ===============

                                   Schedule II

                     Significant Subsidiaries of the Company

American Home Mortgage Acceptance, Inc.
American Home Mortgage Corp.
American Home Mortgage Holdings, Inc.
Broadhollow Funding, LLC

                                    Ex. E-1